Exhibit 99.1

GENIUS BRANDS INTERNATIONAL’S KARTOONCHANNEL! TO STREAM WEEKLY “FRIDAY FAMILY FUN FILMS” FEATURING FIVE “SCOOBY-DOO” ANIMATED FILMS, “STAN LEE’S MIGHTY 7” AND OTHERS, STARTING MARCH 2021

Beverly Hills, CA; March 2, 2021: Genius Brands International, Inc. “Genius Brands” (GNUS:NASDAQ) continues to rapidly populate its premier digital platform, Kartoon Channel!, with the most successful kid’s content, anytime, anywhere for free, now bringing five “Scooby-Doo” animated movies from Warner Bros. Entertainment to the channel to launch “Friday Family Fun Films” on March 5, 2021.

Scooby-Doo! Frankencreepy will kick-off Kartoon Channel!’s “Friday Family Fun Films” with four additional Scooby-Doo! movies rolling throughout 2021, including Scooby-Doo! and the Goblin King (May), Scooby-Doo! on Zombie Island (July), Scooby-Doo! & the Legend of the Vampire (October), and lastly, Scooby-Doo! and KISS: Rock and Rolly Mystery, starring the voice talents of the timeless rock band phenomenon, KISS. Additionally, the channel will feature films from Genius Brands’ library, including Stan Lee’s Mighty 7, Rainbow Rangers special, guest starring Pierce Brosnan, and more titles to be added weekly.

“Scooby Doo is one of the most successful animated franchises of all time. It spans three generations of viewers and continues to be a blockbuster success today as strong as ever. It is a particular thrill for me to have Scooby join the Kartoon Channel! family. I began my career as a writer at Hanna-Barbera, and the first show I worked on was Scooby-Doo. The great Frank Welker played the voice of Freddie in the first shows back then, and later that of Scooby himself in these amazing films that will come to Kartoon Channel!. The KISS band members did their own voices in the Scooby-Doo! movie that they guest starred in. They too are timeless, and today continue to have a huge devoted following,” said Andy Heyward Genius Brands’ Chairman & CEO.

“We’re launching the ‘Friday Family Fun Films’ event with one of the most beloved animated properties in the world, Scooby-Doo, bringing the hijinks, laughter, and yes, the unmasking of villains known to kids and families worldwide,” commented Jon Ollwerther, EVP Business Development and General Manager of Kartoon Channel! at Genius Brands. “We will also be showcasing titles from our own catalog, such as Stan Lee’s Mighty 7, from the mind of one of the most creative geniuses of all time, and the animated adventure, Rainbow Rangers, featuring a special starring Pierce Brosnan. This is just the beginning for Kartoon Channel! as we bring new and exciting family-friendly features weekly to our line-up throught the year!”

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About Kartoon Channel!

Available everywhere and anywhere kids are today, Genius Brands International’s digital network, Kartoon Channel!, is a family entertainment destination that delivers enduring childhood moments of humor, adventure, and discovery. Delivering 1000’s of episodes of carefully curated free family-friendly content, the channel features animated classics for little kids, including The Wubbulous World of Dr. Seuss, Babar,Mello Dees, Super Simple Songs and Baby Genius, and hit content for bigger kids, such as Pac-Man, Angry Birds, Yu-Gi-Oh and Bakugan, to original programming like Stan Lee’s Superhero Kindergarten, premiering in spring 2021 and starring Arnold Schwarzenegger, KC! Pop Quiz coming in 2021, and Shaq’s Garage, starring Shaquille O’Neal for 2022. Kartoon Channel! also offers STEM-based content through its Kartoon Classroom!, including Baby Einstein, Lil Doc, Counting with Earl and More. Look for the Kartoon Channel! on Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Apple iOs, Android TV, Android Mobile, Google Play, Xumo, Roku, Tubi, and streaming via KartoonChannel.com, as well as accessible via Samsung Smart TVs, and now LGTVs.

To stream or dowloand the app for Kartoon Channel!, click here

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, for Kartoon Channel!; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! and Kartoon Classroom! are available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Apple i0s, Android TV, Android Mobil,  Google Play, Xumo, Roku, Tubi, KartoonChannel.com, Samsung Smart TVs and LG TVs. For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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